EXHIBIT 99.1 - JOINT FILING AGREEMENT

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.01 per share, of The Penn Traffic Company, a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

June 15, 2007

KING STREET CAPITAL, L.P.
By:   King Street Advisors, L.L.C.,
         Its General Partner

By:  /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL, LTD.

By:  /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Director

KING STREET ADVISORS, L.L.C.

By:  /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL MANAGEMENT, L.L.C. By: /s/ Brian J. Higgins Name: Brian J. Higgins Title: Managing Partner /s/ O. Francis Biondi, J. O. FRANCIS BIONDI, JR. /s/ Brian J. Higgins BRIAN J. HIGGINS